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                                                                     EXHIBIT 4.4








                                PLEDGE AGREEMENT


                                     BETWEEN


                        AFFILIATED MANAGERS GROUP, INC.,


                                        AND


                           FIRST UNION NATIONAL BANK,


                      AS COLLATERAL AGENT, CUSTODIAL AGENT,


               PURCHASE CONTRACT AGENT AND SECURITIES INTERMEDIARY










                          DATED AS OF DECEMBER 21, 2001


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                                Table of Contents

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                                                                                                               PAGE
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                                                     ARTICLE I
                                                    Definitions

         Section 1.1       Definitions............................................................................2

                                                    ARTICLE II
                                          Pledge; Control and Perfection

         Section 2.1       The Pledge.............................................................................5
         Section 2.2       Control and Perfection.................................................................7

                                                    ARTICLE III
                                        Distributions on Pledged Collateral


                                                    ARTICLE IV
                          Substitution, Release, Repledge and Settlement of Senior Notes

         Section 4.1       Substitution for Senior Notes and the Creation of Growth Prides........................9
         Section 4.2       Substitution of Treasury Securities and the Creation of Income Prides.................10
         Section 4.3       Termination Event.....................................................................11
         Section 4.4       Cash Settlement.......................................................................11
         Section 4.5       Early Settlement......................................................................12
         Section 4.6       Application of Proceeds Settlement....................................................13

                                                     ARTICLE V
                                            Voting Rights -Senior Notes


                                                    ARTICLE VI
                                                Rights and Remedies

         Section 6.1       Rights and Remedies of the Collateral Agent...........................................15
         Section 6.2       Tax Event Redemption..................................................................16
         Section 6.3       Initial Remarketing...................................................................17
         Section 6.4       Substitutions.........................................................................18

                                                    ARTICLE VII
                                     Representations and Warranties; Covenants

         Section 7.1       Representations and Warranties........................................................18
         Section 7.2       Covenants.............................................................................18

                                                   ARTICLE VIII
                                               The Collateral Agent

         Section 8.1       Appointment, Powers and Immunities....................................................19
         Section 8.2       Instructions of the Company...........................................................20
         Section 8.3       Reliance by Collateral Agent..........................................................20
         Section 8.4       Rights in Other Capacities............................................................20
         Section 8.5       Non-Reliance on Collateral Agent......................................................21
         Section 8.6       Compensation and Indemnity............................................................21


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         Section 8.7       Failure to Act........................................................................21
         Section 8.8       Resignation of Collateral Agent.......................................................22
         Section 8.9       Right to Appoint Agent or Advisor.....................................................23
         Section 8.10      Survival..............................................................................23
         Section 8.11      Exculpation...........................................................................23

                                                    ARTICLE IX
                                                     Amendment

         Section 9.1       Amendment Without Consent of Holders..................................................23
         Section 9.2       Amendment with Consent of Holders.....................................................24
         Section 9.3       Execution of Amendments...............................................................24
         Section 9.4       Effect of Amendments..................................................................24
         Section 9.5       Reference to Amendments...............................................................25

                                                     ARTICLE X
                                                   Miscellaneous

         Section 10.1      No Waiver.............................................................................25
         Section 10.2      GOVERNING LAW.........................................................................25
         Section 10.3      Notices...............................................................................25
         Section 10.4      Successors and Assigns................................................................25
         Section 10.5      Counterparts..........................................................................26
         Section 10.6      Severability..........................................................................26
         Section 10.7      Expenses, Etc.........................................................................26
         Section 10.8      Security Interest Absolute............................................................26
         Section 10.9      Consent to Jurisdiction; Miscellaneous................................................26
         Section 10.10     Waiver of Immunities..................................................................27


EXHIBIT A
Instruction to Collateral Agent.................................................................................A-1

EXHIBIT B
Instruction to Purchase Contract Agent..........................................................................B-1

EXHIBIT C
Instruction to Custodial Agent Regarding Remarketing............................................................C-1

EXHIBIT D
Instruction to Custodial Agent Regarding Withdrawal from
Remarketing.....................................................................................................D-1
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                                PLEDGE AGREEMENT

      PLEDGE AGREEMENT, dated as of December 21, 2001 (this "Agreement"), among Affiliated Managers Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), First Union National Bank, a national banking association, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent"), as "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and as purchase contract agent and as attorney-in-fact of the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as herein after defined).

                                    RECITALS

      The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued up to 8,000,000 FELINE PRIDES of the Company (9,200,000 if the Underwriters' over-allotment option pursuant to the Underwriting Agreement, dated December 18, 2001, among the Company and the Underwriters (as defined therein) is exercised in full), having a stated amount of $25 (the "Stated Amount") per FELINE PRIDES.

      The FELINE PRIDES will initially consist of 8,000,000 units (referred to as "Income PRIDES") with a face amount, per Income PRIDES, equal to the Stated Amount. Each Income PRIDES will be comprised of (a) a stock purchase contract (the "Purchase Contract") under which the holder will purchase from the Company on November 17, 2004 (the "Purchase Contract Settlement Date"), a number of shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company equal to the Settlement Rate (as defined below), and
(b) either beneficial ownership of $25 principal amount of the Company's 6% Senior Notes due November 17, 2006 (each a "Senior Note") issued pursuant to an indenture dated as of December 21, 2001, as amended by the First Supplemental Indenture, dated as of December 21, 2001 (the "First Supplemental Indenture", and, collectively, the "Indenture") between the Company and First Union National Bank, as trustee (the "Trustee") or, following the Successful Initial Remarketing or a Tax Event Redemption, the Portfolio Interests (as hereinafter defined).

      As provided herein, holders of Income PRIDES may substitute collateral in order to create units of Growth PRIDES ("Growth PRIDES" and together, with the Income PRIDES, the "Securities"). Each Growth PRIDES so created will be comprised of (a) a Purchase Contract under which the holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, and (b) a 1/40th undivided beneficial interest in a zero-coupon U.S. Treasury Security (CUSIP No. 912803 AB9) having a principal amount at

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maturity equal to the aggregate principal amount of Senior Notes for which substitution is being made and maturing on November 15, 2004 (the "Treasury Securities").

      Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Senior Notes, any Applicable Ownership Interest in the Treasury Portfolio (such securities (as defined in Section 8-102(a)(15) of the Code) and Securities Entitlements, collectively, the "Portfolio Interests") and any Treasury Securities delivered in exchange or substitution therefor and all cash and other proceeds thereof to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof. Upon such pledge, the Senior Notes, the Portfolio Interests and the Treasury Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder.

      Accordingly, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

                                    ARTICLE I
                                   Definitions

      Section 1.1 DEFINITIONS. For all purposes of this agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

            (c) capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Purchase Contract Agreement; and

            (d) terms used herein and defined in Article 8 or 9 of the Code and not otherwise defined herein are used herein as defined in Article 8 or 9 of the Code.

      "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

      "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

      "Code" has the meaning specified in Section 6.1 hereof.


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      "Collateral" has the meaning specified in Section 2.1 hereof.

      "Collateral Account" means the securities account (number ___________) maintained at First Union National Bank in the name First Union National Bank, as Purchase Contract Agent on behalf of the holders of certain securities of Affiliated Managers Group, Inc., Collateral Account subject to the security interest of First Union National Bank, as Collateral Agent, for the benefit of Affiliated Managers Group, Inc., as pledgee" and any successor account.

      "Collateral Agent" has the meaning specified in the first paragraph of this Agreement.

      "Common Stock" has the meaning specified in the Recitals.

      "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

      "Custodial Agent" has the meaning specified in the Recitals.

      "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

      "Permitted Investments" means any one of the following which shall mature not later than the next succeeding Business Day: (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US$200,000,000 at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that are fully and unconditionally guaranteed by a bank of the type referred to in clause (ii); (iv) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, and rated in the highest applicable rating category by S&P or Moody's.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Pledge" has the meaning specified in Section 2.1 hereof.

      "Pledged Senior Notes" has the meaning specified in Section 2.1 hereof.

      "Pledged Treasury Securities" has the meaning specified in Section 2.1 hereof.


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      "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

      "Purchase Contract" has the meaning specified in the Recitals.

      "Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

      "Purchase Contract Agreement" has the meaning specified in the Recitals.

      "Purchase Contract Settlement Date" has the meaning specified in the Recitals.

      "Remarketing Underwriting Agreement" means the Remarketing Underwriting Agreement attached as Exhibit A to the Remarketing Agreement.

      "Securities" has the meaning specified in the Recitals.

      "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

      "Security Entitlement" has the meaning set forth in Section
8-102(a)(17) of the Code.

      "Senior Notes" has the meaning specified in the Recitals.

      "Separate Senior Notes" means any Senior Notes that are not Pledged Senior Notes.

      "Stated Amount" has the meaning specified in the Recitals.

      "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

      "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

      "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

      "Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

            (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient; and


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            (ii) in the case of Collateral consisting of securities maintained in book-entry form, by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (i) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (ii) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account.

      "Treasury Security" has the meaning specified in the Recitals.

      "Trust" has the meaning specified in the Recitals.

      "Value" with respect to any item of Collateral on any date means, as to
(i) a Senior Note, the Stated Amount, (ii) Cash, the face amount thereof and
(iii) Treasury Securities and Portfolio Interests, the aggregate principal amount thereof at maturity.

                                   ARTICLE II
                         Pledge; Control and Perfection

      Section 2.1 THE PLEDGE. The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as such attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in all of the right, title and interest of the Purchase Contract Agent and such Holders (a) in the Senior Notes constituting a part of the Securities and any Treasury Securities delivered in exchange for any Senior Notes (or, if applicable, the Portfolio Interests) in accordance with Section 4.1 hereof, and any Senior Notes (or, if applicable any Portfolio Interests) delivered in exchange for any Treasury Securities, in accordance with Section 4.2 hereof, in each case that have been Transferred to or received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement; (b) in payments made by Holders pursuant to Section 4.4; (c) in the Collateral Account and all securities, financial assets, Cash and other property credited thereto and all Security Entitlements related thereto; (d) in the Portfolio Interests and the Treasury Portfolio purchased on behalf of the Holders of Income PRIDES by the Collateral Agent upon the occurrence of a Successful Initial Remarketing or a Tax Event Redemption as provided in
Article VI, or otherwise; and (e) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral"). Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Securities, shall cause the Senior Notes comprising a part of the Income PRIDES to be Transferred to the Collateral Agent for the benefit of the Company. Without limiting and in furtherance of the foregoing, on such date, the Purchase Contract Agent on behalf of the Holders, and as their attorney-in-fact, shall Transfer the Senior Global Note (as defined in the Indenture) indorsed in blank or together with such powers indorsed in blank as the Collateral Agent or the Company may request to the Collateral Agent, which Transfer shall constitute delivery (as defined in Section 8-301 of the Code) of the Senior Notes. On any date on which the Senior Global Note (or any other security certificate (as defined in Section 8-102(a)(16) of the Code) evidencing all or a portion or the Pledged Senior


                                      5
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Notes) shall be Transferred to a clearing corporation (as defined in Section
8-102(a)(5) of the Code) (as contemplated in Section 2.3 of the First Supplemental Indenture) the Purchase Contract Agent on behalf of the Holders, and as their attorney-in-fact, shall Transfer the Senior Notes, or cause the Senior Notes to be Transferred, to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with applicable law including, without limitation, the TRADES Regulations. If, at any time, the Global Senior Note (as defined in the Indenture) shall be exchanged for Senior Notes in definitive registered form pursuant to Section 2.3 of the First Supplemental Indenture (or otherwise pursuant to the Indenture) evidenced by one or more securities certificates (as defined in Section 8-102(a)(16) of the Code), the Purchase Contract Agent, on behalf of the Holders, and as their attorney-in-fact, shall forthwith Transfer to the Collateral Agent such security certificates evidencing the Senior Notes, indorsed in blank or together with such powers indorsed in blank as the Collateral Agent or the Company may request. In the event a Holder of Income PRIDES so elects, such Holder may Transfer Treasury Securities to the Collateral Agent for the benefit of the Company in exchange for the release by the Collateral Agent on behalf of the Company to the Purchase Contract Agent of Senior Notes or Portfolio Interests, as the case may be, with a Stated Amount equal to the aggregate principal amount of the Treasury Securities so Transferred, in the case of the Senior Notes, or in the case of Portfolio Interests, equal to the aggregate principal amount of the Treasury Securities so transferred. In the event a Holder of Growth PRIDES so elects, such Holder may Transfer Senior Notes or Portfolio Interests to the Collateral Agent for the benefit of the Company in exchange for the release by the Collateral Agent on behalf of the Company to the Purchase Contract Agent of Treasury Securities with an aggregate principal amount at maturity equal to the aggregate principal amount of the Senior Notes or such Portfolio Interests, so transferred to the Purchase Contract Agent on behalf of such Holder. Such Treasury Securities and Portfolio Interests, as applicable, shall be Transferred to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities or such Portfolio Interests has been credited to the Collateral Account. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Senior Notes, the Treasury Securities and the Portfolio Interests subject to the Pledge, excluding any Senior Notes that are delivered pursuant to Section 6.4 hereof, Treasury Securities or Portfolio Interests released from the Pledge as provided in Sections 4.1 and
4.2 hereof, respectively, are hereinafter referred to as the "Pledged Senior Notes," "Pledged Treasury Securities" and the "Pledged Portfolio Interests," respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to reregister the Senior Notes or any other Securities held in physical form in its name.

      Except as may be required in order to release Senior Notes in connection with a Holder's election to convert its investment from an Income PRIDES to a Growth PRIDES, or except as otherwise required to release Securities as specified herein, neither the Collateral Agent nor the Securities Intermediary shall relinquish physical possession of any security certificate evidencing


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a Senior Note prior to the termination of this Agreement except Senior Notes may be held in any clearing corporation in an account including only assets of customers of the Collateral Agent or Securities Intermediary. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a security certificate in order to release a portion of the Pledged Senior Notes evidenced thereby from the Pledge, the Securities Intermediary shall use its best efforts to obtain physical possession of a replacement security certificate evidencing any Senior Notes remaining subject to the Pledge hereunder registered to it or indorsed in blank within fifteen days of the date it relinquished possession. The Securities Intermediary shall promptly notify the Company and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

      Section 2.2 CONTROL AND PERFECTION. (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent on behalf of the Company may give in writing with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of the Senior Notes, the Treasury Securities, the Portfolio Interests and any Security Entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as Agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act as directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as directed by the Company.

            (b) The Securities Intermediary hereby confirms and agrees that:
(i) it is a Person that in the ordinary course of business maintains securities accounts for others and is acting in that capacity, (ii) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another Collateral Account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Collateral Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; (iii) all property delivered to the Securities Intermediary pursuant to this Pledge Agreement (including, without limitation, any Senior Notes, the Portfolio Interests or Treasury Securities) will be promptly credited to the Collateral Account;
(iv) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms

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of this Agreement, treat the Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account;
(v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other person; and (vi) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent or the Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this
Section 2.2 hereof.

            (c) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

            (d) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

            (e) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder.

                                   ARTICLE III
                       Distributions on Pledged Collateral

      So long as the Purchase Contract Agent is the owner of the Pledged Senior Notes and is acting in such capacity, it shall receive all payments thereon. If the Pledged Senior Notes are issued in registered form (as defined in 8-102(a)(13)) or thereafter reregistered, such that the Collateral Agent becomes the registered holder, all payments of the Stated Amount, or interest payments on, the Pledged Senior Notes or, if applicable, the Pledged Portfolio Interests, as the case may be, and all payments of the principal of, or cash distributions on, any Pledged Treasury Securities or Pledged Portfolio Interests received by the Collateral Agent that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

                 (i) In the case of (A) interest payments with respect to the
            Pledged Senior Notes or Pledged Portfolio Interests, as the case may be, and (B) any payments of the Stated Amount or, if applicable, the principal amount, with respect to any Senior Notes or Portfolio Interests, as the case may be, that have been released from the Pledge pursuant to Section 4.1 or Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of Securities, to the account designated by the Purchase Contract Agent for such purpose, no later

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            than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day);

                 (ii) In the case of any principal payments with respect to any
            Treasury Securities that have been released from the Pledge pursuant to Section 4.2 or Section 4.3 hereof, to the Purchase Contract Agent for the benefit of the Holders of the Growth PRIDES, to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and

                 (iii) In the case of payments of the Stated Amount of any
            Pledged Senior Notes or any Pledged Portfolio Interests, as the case may be, or the principal of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date in accordance with the procedure set forth in Section 4.6(a) or 4.6(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts and, to the extent such Proceeds exceed the Purchase Price, to the Purchase Contract Agent for the benefit of the Holders.

      All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of the Stated Amount on account of any Senior Note or, if applicable, any Portfolio Interest, that, at the time of such payment, is a Pledged Senior Note or a Holder of a Growth PRIDES shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of Stated Amount or principal so received.

                                   ARTICLE IV
        Substitution, Release, Repledge and Settlement of Senior Notes

      Section 4.1 SUBSTITUTION FOR SENIOR NOTES AND THE CREATION OF GROWTH PRIDES. At any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (or on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption or a Successful Initial Remarketing has occurred), a Holder of Income PRIDES shall have the right to substitute Treasury Securities for the Pledged Senior Notes (or, if a Tax Event Redemption or a Successful
Initial Remarketing has occurred, the appropriate Portfolio Interests) securing such Holder's obligations under the Purchase Contract(s) comprising a part of its Income PRIDES in integral multiples of 40 Income PRIDES by (a) Transferring to the Collateral Agent Treasury Securities having a Value equal to the aggregate Stated Amount of the Pledged Senior Notes (or appropriate Portfolio Interests, as the case may be), to be released and (b) delivering the related Income PRIDES to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase
Contract Agent stating that such Holder has Transferred Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the Value of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Senior Notes or the appropriate Portfolio Interests, as the case may be, related to such Income PRIDES. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A;
provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Portfolio Interests have become a component of the Income PRIDES, Holders of Income PRIDES may make such substitution only in integral multiples of 8,000 Income PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract
Settlement Date. Upon receipt of Treasury Securities from a Holder of Income PRIDES and the related instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Senior Notes or the Pledged
Portfolio Interests, as the case may be, and shall promptly Transfer such Pledged Senior Notes or the appropriate Portfolio Interests, as the case may be, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent. All items Transferred and/or substituted by any Holder pursuant to this Section 4.1, Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, claims and encumbrances.

      Section 4.2 SUBSTITUTION OF TREASURY SECURITIES AND THE CREATION OF INCOME PRIDES. At any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (or on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption or a Successful Initial Remarketing has occurred), a Holder of Growth PRIDES shall have the right to reestablish Income PRIDES consisting of the Purchase Contracts and Senior Notes in integral multiples of 40 Income PRIDES by
(a) Transferring to the Collateral Agent Senior Notes having a Value equal to the Value of the Pledged Treasury Securities to be released (or the appropriate Portfolio Interests having a Value equal to the Value of the Pledged Treasury Securities to be released) and (b) delivering the related Growth PRIDES to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has transferred the relevant amount of Senior Notes (or the appropriate Portfolio Interests, as the case may be) to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Growth PRIDES. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, Holders of Growth PRIDES may make such substitution only in integral multiples of 8,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Upon receipt of the Senior Notes or the Portfolio Interests as the case may be, from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Treasury Securities having a corresponding aggregate principal amount from the Pledge and shall promptly Transfer such Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

      Section 4.3 TERMINATION EVENT. Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Senior Notes (or Portfolio Interests if a Tax Event Redemption or a Successful Initial Remarketing has occurred) and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Income PRIDES and the Growth PRIDES, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

      If such Termination Event shall result from the Company's becoming a debtor under any applicable uniform bankruptcy laws, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Senior Notes, the Pledged Portfolio Interests or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall (i) use its best efforts to obtain an opinion of a recognized law firm practicing law in the applicable jurisdiction to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Senior Notes, the Pledged Portfolio Interests or the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the any such applicable bankruptcy laws seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Senior Notes, the Pledged Portfolio Interests or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

      Section 4.4 CASH SETTLEMENT. (a) Upon receipt by the Collateral Agent of
(i) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of such notice that a Holder of an Income PRIDES or Growth PRIDES has elected, in accordance with the procedures specified in
Section 5.3(a)(i) or (d)(i) of the Purchase Contract Agreement, respectively, to settle its Purchase Contract with Cash and (ii) payment of the amount required to settle such contract by such Holder on or prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Company, then the Collateral Agent shall promptly invest any Cash received from a Holder in connection with a Cash Settlement in Permitted Investments. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall pay the portion of such proceeds and deliver any certified or cashiers' checks received and any funds so wired, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and shall distribute any funds in respect of the interest earned from the Permitted Investments to the Purchase Contract Agent for payment to the relevant Holder.

            (b) If neither a Tax Event Redemption or a Successful Initial Remarketing has occurred, and a Holder of an Income PRIDES fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.3(a)(i) of the Purchase Contract Agreement, such failure shall constitute an event of default under the Purchase Contract Agreement and hereunder, and the Holder shall be deemed to have consented to the disposition of the Pledged Senior Notes pursuant to the remarketing as described in Section 5.3(b) of the Purchase Contract Agreement, which is incorporated herein by reference. If a Holder of an Income PRIDES does notify the Purchase Contract Agent as provided in Section 5.3(a)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.3(a)(ii) of the Purchase Contract Agreement, such failure will constitute an event of default under the Purchase Contract Agreement and hereunder, and the Senior Notes of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Senior Notes at the written direction of the Company to retain or dispose of the Collateral in accordance with applicable law. In addition, in the event of a Failed Secondary Remarketing as described in Section 5.3(b) of the Purchase Contract Agreement, such Failed Secondary Remarketing shall constitute an event of default hereunder by such Holder and the Collateral Agent, for the benefit of the Company, will also exercise its rights as a secured party with respect to such Senior Notes at the written direction of the Company to retain or dispose of the Collateral in accordance with applicable law.

            (c) If a Holder of a Growth PRIDES (unless a Tax Event Redemption or a Successful Initial Remarketing has occurred) fails to notify the Purchase Contract Agent of such Holder's intention to make a Cash Settlement in accordance with Section 5.3(d)(i) of the Purchase Contract Agreement, or if a Holder of a Growth PRIDES does notify the Purchase Contract Agent as provided in paragraph 5.3(d)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.3(d)(ii) of the Purchase Contract Agreement, such failure shall constitute an event of default hereunder by such Holder and upon the maturity of any Pledged Treasury Securities, if any, held by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount at maturity of the Pledged Treasury Securities or the Pledged Portfolio Interests, received by the Collateral Agent shall, upon written direction of the Company, be invested promptly in any Permitted Investments. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price will be remitted to the Company as payment thereof. In the event the sum of the proceeds from the related Pledged Treasury Securities and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Growth PRIDES or Income PRIDES when received.

      Section 4.5 EARLY SETTLEMENT. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early


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

Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (a) Pledged Senior Notes or the Pledged Portfolio Interests, as the case may be, in the case of a Holder of Income PRIDES or (b) Pledged Treasury Securities in the case of a Holder of Growth PRIDES, as the case may be, with a principal amount at maturity equal to the product of (i) the Stated Amount times (ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement and shall Transfer all such Pledged Senior Notes, the Pledged Portfolio Interests, or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of the Holders.

      Section 4.6 APPLICATION OF PROCEEDS SETTLEMENT. (a) In the event a Holder of Income PRIDES (unless a Tax Event Redemption or a Successful Initial Remarketing has occurred) has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in paragraph 5.3(a)(i) in the Purchase Contract Agreement or has not made an Early Settlement of the Purchase Contract(s) underlying its Income PRIDES, such Holder shall be deemed to have elected to pay for the Common Stock to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Senior Notes. The Collateral Agent shall, by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, without any instruction from such Holder of Income PRIDES, present the related Pledged Senior Notes to the Remarketing Agent for remarketing. Upon receiving such Pledged Senior Notes, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement and the Remarketing Underwriting Agreement, will use its reasonable efforts to remarket such Pledged Senior Notes on such date at a price not less than approximately 100.5% of the aggregate Value of such Pledged Senior Notes, plus accrued and unpaid interest, if any, thereon. After deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the aggregate Value of the Pledged Senior Notes from any amount of such Proceeds in excess of the aggregate Value, plus such accrued and unpaid interest of the remarketed Pledged Senior Notes, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent. On the Purchase Contract Settlement Date, the Collateral Agent shall apply that portion of the Proceeds from such remarketing equal to the aggregate Value, plus such accrued and unpaid interest of such Pledged Senior Notes, to satisfy in full the obligations of such Holders of Income PRIDES to pay the Purchase Price to purchase the Common Stock under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be distributed by the Collateral Agent to the Purchase Contract Agent for payment to the Holders. If the Remarketing Agent advises the Collateral Agent in writing that it cannot remarket the related Pledged Senior Notes of such Holders of Income PRIDES at a price not less than 100% of the aggregate Value of such Pledged Senior Notes plus any accrued and unpaid interest, thus resulting in a Failed Secondary Remarketing and an event of default under the Purchase Contract Agreement and hereunder, the Collateral Agent, for the benefit of the Company will, at the written direction of the Company, retain or dispose of the Pledged Senior

Notes in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holder's obligation to pay the Purchase Price for the Common Stock.

            (b) In the event a Holder of Growth PRIDES (if a Tax Event Redemption or a Successful Initial Remarketing has occurred) has not made an Early Settlement of the Purchase Contract(s) underlying its Growth PRIDES, such Holder shall be deemed to have elected to pay for the Common Stock to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Treasury Securities or the appropriate Portfolio Interests, as the case may be. On the Business Day immediately prior to the Purchase Contract Settlement Date, the Collateral Agent shall invest the Cash proceeds of the maturing Pledged Treasury Securities, or the maturing appropriate Portfolio Interests, as the case may be, in any overnight Permitted Investments. Without receiving any instruction from any such Holder of Growth PRIDES, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities or appropriate Portfolio Interests to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date.

      In the event the sum of the Proceeds from the related Pledged Treasury Securities or appropriate Portfolio Interests, as the case may be, and the investment earnings from the investment in overnight Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for the benefit of the Holder.

            (c) Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement, on or prior to the fifth Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, but no earlier than the Payment Date immediately preceding such date, holders of Separate Senior Notes may elect to have their Separate Senior Notes remarketed by delivering their Separate Senior Notes, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. The Custodial Agent will hold such Separate Senior Notes in an account separate from the Collateral Account. A holder of Separate Senior Notes electing to have its Separate Senior Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the second Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, upon which notice the Custodial Agent will return such Separate Senior Notes to such holder. On the Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the separate Notes to be remarketed and will deliver to the Remarketing Agent for remarketing all Separate Senior Notes delivered to the Custodial Agent pursuant to this Section 4.6(c) and not withdrawn pursuant to the terms hereof prior to such date. The portion of the proceeds from such remarketing equal to the aggregate Value of such Separate Senior Notes will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of the holders of such Separate Senior Notes. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the Value of the remarketed Separate Senior Notes, from any amount of such proceeds in excess of the aggregate Value of the remarketed Separate Senior Notes plus any accrued and unpaid interest thereon, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holders. If, despite using its reasonable efforts, the Remarketing Agent advises the Custodial Agent in writing that it cannot remarket the related Separate Senior Notes of such holders at a price not less than 100% of the aggregate Value of such Separate Senior Notes plus accrued and unpaid interest and thus resulting in a Failed Initial Remarketing or a Failed Secondary Remarketing, the Remarketing Agent will promptly return such Senior Notes to the Custodial Agent for redelivery to such holders.

                                    ARTICLE V
                           Voting Rights -Senior Notes

      Provided no default hereunder or under the Purchase Contract exists, the Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Senior Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Senior Notes; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Senior Notes, including notice of any meeting at which holders of Senior Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of Senior Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Senior Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Senior Notes.

                                   ARTICLE VI
                               Rights and Remedies

      Section 6.1 RIGHTS AND REMEDIES OF THE COLLATERAL AGENT. (a) In addition to the rights and remedies specified in Section 4.4 hereof or otherwise available at law or in equity, after an event of default hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Senior Notes or other Collateral in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Senior Notes or other Collateral in one or more public or private sales. Each Holder through the Purchase Contract Agent agrees and acknowledges that the Collateral is of a type customarily sold in a recognized market and that, accordingly, no notice of intended disposition of the Collateral need be given by the Collateral Agent.

            (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company, on account of Portfolio Interests or on account of principal payments of any Pledged Treasury Securities as provided in Article III hereof in satisfaction of the obligations of the Holder of Growth PRIDES of which such Pledged Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities or such Pledged Portfolio Interests, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

            (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the Stated Amount of or, interest on, the Pledged Senior Notes, (ii) the principal amount at maturity of the Pledged Treasury Securities or (iii) the Pledged Portfolio Interests, subject, in each case, to the provisions of Article 3, and as otherwise granted herein.

            (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Securities, in the event such Holder becomes the Holder of a Growth PRIDES, agrees that, from time to time, upon the written request of the Company, Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act, its bad faith or its own willful misconduct.

      Section 6.2 TAX EVENT REDEMPTION. Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the aggregate Redemption Price payable on the Tax Event Redemption Date with respect to the Pledged Senior Notes shall be delivered to the Collateral Agent by the Trustee on or prior to 12:00 p.m., New York City time, by check or wire transfer in immediately available funds to the Collateral Agent or such other account as may be designated in writing by the Collateral Agent in exchange for the Pledged Senior Notes. In the event the Collateral Agent receives such Redemption Price, the Collateral Agent will, at the written direction of the Company, apply an amount, out of such Redemption Price, equal to the aggregate Redemption Amount with respect to the Pledged Senior Notes to purchase from the Quotation Agent the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Income PRIDES. The Collateral Agent shall Transfer (or cause to be transferred) Portfolio Interests representing 100% of the entire Treasury Portfolio or to the Collateral
Account pursuant to the Pledge hereunder, in substitution for the Pledged
Senior Notes. Thereafter, the Collateral Agent shall have such security interests, rights and obligations with respect to the Portfolio Interests as it had in respect of the Pledged Senior Notes as provided herein, and any reference herein to the Senior Notes shall be deemed to be reference to such Portfolio Interests, and any reference herein to interest on the Senior Notes shall be deemed to be a reference to distributions on such Portfolio
Interests. During any period greater than one Business Day between the receipt of the Redemption Price in Cash upon the Tax Event Redemption and the payment of all or a portion thereof to the Quotation Agent for the purchase of the Treasury Portfolio, as provided above, the Collateral Agent shall promptly invest any such Cash in Permitted Investments. Upon receipt of the Proceeds upon the maturity of such Permitted Investments on the date of the purchase of the Treasury Portfolio as described above, the Collateral Agent
(i) shall pay such proceeds (and deliver any certified or cashiers' checks received and any funds so wired) in an amount equal to the purchase price of the Treasury Portfolio to the Quotation Agent and (ii) and shall distribute any funds in respect of the interest earned from the Permitted Investments to the Purchase Contract Agent for payment to the relevant Holders.

      Section 6.3 INITIAL REMARKETING. The Collateral Agent shall, by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding August 17, 2004, without any instruction from any Holder of Income PRIDES, present the Pledged Senior Notes to the Remarketing Agent for remarketing. Upon receiving such Pledged Senior Notes, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement, will use its reasonable efforts to remarket such Pledged Notes on such date at a price of approximately 100.5% (but not less than 100%) of the Treasury Portfolio Purchase Price. After deducting as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the Treasury Portfolio Purchase Price from any amount of such Proceeds in excess of the Treasury Portfolio Purchase Price, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent on or prior to 12:00 p.m., New York City time, by check or wire transfer in immediately available funds to the Collateral Account or such other account and at such account as may be designated by the Collateral Agent in exchange for the Pledged Senior Notes. In the event the Collateral Agent receives such Proceeds, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Treasury Portfolio Purchase Price to purchase from the Quotation Agent the Portfolio Interests and promptly remit the remaining portion of such Proceeds to the Purchase Contract Agent for payment to the Holders of Income PRIDES. The Collateral Agent shall Transfer the Portfolio Interests to the Collateral Account to secure the obligation of all Holders of Income PRIDES to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Income PRIDES, in substitution for the Pledged Senior Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Portfolio Interests as it had in respect of the Pledged Senior Notes as provided herein, and any reference herein to the Senior Notes shall be deemed to be reference to such Portfolio Interests, and any reference herein to interest on the Senior Notes shall be deemed to be a reference to distributions on such Portfolio Interests. During any period greater than one Business Day between the receipt of such Proceeds from the Initial Remarketing and the payment of all or a portion thereof to the Quotation Agent for the purchase of the Treasury Portfolio, as provided above, the Collateral Agent (i) shall promptly invest any such Cash in Permitted Investments. Upon receipt of the proceeds upon the maturity of such Permitted Investments on the date of the purchase of the Treasury Portfolio as described above, the Collateral Agent shall pay such proceeds (and deliver any certified or cashiers' checks received and any funds so wired) in an amount equal to the purchase price of the Treasury Portfolio to the Quotation Agent and (ii) and shall distribute any funds in respect of the interest earned from the Permitted Investments to the Purchase Contract Agent for payment to the relevant Holders.

      Section 6.4 SUBSTITUTIONS. Whenever a Holder has the right to substitute Treasury Securities or Senior Notes (or Portfolio Interests), as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

                                   ARTICLE VII
                  Representations and Warranties; Covenants

      Section 7.1 REPRESENTATIONS AND WARRANTIES. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

            (a) such Holder has the power to grant a security interest in and lien on the Collateral;

            (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2.1 hereof;

            (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

            (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2.1 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

      Section 7.2 COVENANTS. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent

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shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

            (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement;

            (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Securities; and

            (c) if any Collateral is delivered to any Holder or to the Purchase Contract Agent, such Holder or the Purchase Contract Agent will deliver the sum to the Collateral Agent, properly indorsed when required, and in the form received.

                                  ARTICLE VIII
                              The Collateral Agent

      Section 8.1 APPOINTMENT, POWERS AND IMMUNITIES. The Collateral Agent shall act as Agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary:
(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Income PRIDES, Growth PRIDES or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2 hereof, subject to Section 8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence, bad faith or willful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Securities or other property deposited hereunder. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

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

      No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

      Section 8.2 INSTRUCTIONS OF THE COMPANY. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and
(ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be adequately indemnified as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

      Section 8.3 RELIANCE BY COLLATERAL AGENT. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone or facsimile) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

      Section 8.4 RIGHTS IN OTHER CAPACITIES. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any Holder of Income PRIDES or Growth PRIDES and any holder of Separate Senior Notes (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent, any Holder of Income PRIDES or Growth PRIDES or any holder of Separate Senior Notes without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to

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

be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall not be commingled with any other assets of any such Person.

      Section 8.5 NON-RELIANCE ON COLLATERAL AGENT. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Income PRIDES or Growth PRIDES or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Income PRIDES or Growth PRIDES. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent, any Holder of Income PRIDES or Growth PRIDES or any holder of Separate Senior Notes (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

      Section 8.6 COMPENSATION AND INDEMNITY. The Company agrees: (i) to pay each of the Collateral Agent and the Custodial Agent from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Custodial Agent, as the case may be, for all services rendered by each of them hereunder and (ii) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

      Section 8.7 FAILURE TO ACT. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Custodial Agent shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent nor the Custodial Agent shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Custodial Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or the Custodial

Agent, as the case may be, or (ii) the Collateral Agent or the Custodial Agent, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, sufficient to save the Collateral Agent or the Custodial Agent, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent or the Custodial Agent, as the case may be, may incur by reason of its acting without bad faith, willful misconduct or gross negligence. The Collateral Agent or the Custodial Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Custodial Agent, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Custodial Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

      Section 8.8 RESIGNATION OF COLLATERAL AGENT. Subject to the appointment and acceptance of a successor Collateral Agent or Custodial Agent as provided below, (a) the Collateral Agent and the Custodial Agent may resign at any time by giving not less than 20 days prior notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Income PRIDES or Growth PRIDES, (b) the Collateral Agent and the Custodial Agent may be removed at any time by the Company and (c) if the Collateral Agent or the Custodial Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent or the Custodial Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent or Custodial Agent, as the case may be. If no successor Collateral Agent or Custodial Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's or Custodial Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent or Custodial Agent, as the case may be, may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Collateral Agent or Custodial Agent, as the case may be. Each of the Collateral Agent and the Custodial Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $75,000,000. Upon the acceptance of any appointment as Collateral Agent or Custodial Agent, as the case may be, hereunder by a successor Collateral Agent or Custodial Agent, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent or Custodial Agent, as the case may be, and the retiring Collateral Agent or Custodial Agent, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent or Custodial Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent or Custodial Agent hereunder. After any retiring Collateral Agent's or Custodial Agent's resignation hereunder as Collateral Agent or Custodial Agent, the provisions of this Section 8.8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent or Custodial Agent. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary.

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

      Section 8.9 RIGHT TO APPOINT AGENT OR ADVISOR. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this
Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

      Section 8.10 SURVIVAL. The provisions of this Article 8 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Custodial Agent.

      Section 8.11 EXCULPATION. Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                                   ARTICLE IX
                                    Amendment

      Section 9.1 AMENDMENT WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders or the holders of any Separate Senior Notes, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

                  (3) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Purchase Contract Agent; or

                  (4) to cure any ambiguity, to correct or supplement any
            provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

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      Section 9.2 AMENDMENT WITH CONSENT OF HOLDERS. With the consent of the
Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when duly authorized, the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Income PRIDES and Growth PRIDES; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Income PRIDES and Growth PRIDES adversely affected thereby,

                  (1) change the amount or type of Collateral underlying an
            Income PRIDES or Growth PRIDES (except for the rights of holders of Income PRIDES to substitute the Treasury Securities for the Pledged Senior Notes (or Pledged Portfolio Interests), or the rights of Holders of Growth PRIDES to substitute Senior Notes (or Portfolio Interests) for the Pledged Treasury Securities), impair the right of the Holder of any Income PRIDES or Growth PRIDES to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                  (2) otherwise effect any action that would require the consent of the Holder of each Outstanding Income PRIDES or Growth PRIDES affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                  (3) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

      Section 9.3 EXECUTION OF AMENDMENTS. In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

      Section 9.4 EFFECT OF AMENDMENTS. Upon the execution of any amendment under this Article 9, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

      Section 9.5 REFERENCE TO AMENDMENTS. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

                                    ARTICLE X
                                  Miscellaneous

      Section 10.1 NO WAIVER. No failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

      Section 10.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account.

      Section 10.3 NOTICES. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

      Section 10.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Income PRIDES and Growth PRIDES, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

      Section 10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 10.6 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      Section 10.7 EXPENSES, ETC. The Company agrees to reimburse the Collateral Agent and the Custodial Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Custodial Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Custodial Agent), in connection with
(i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

      Section 10.8 SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

            (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

      Section 10.9 CONSENT TO JURISDICTION; MISCELLANEOUS. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, FORUM NON CONVENIENS or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding.

      Section 10.10 WAIVER OF IMMUNITIES. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    AFFILIATED MANAGERS GROUP, INC.


                                    By:  /s/ Darrell W. Crate
                                        -----------------------------------
                                         Name: Darrell W. Crate
                                         Title:  Chief Financial Officer


                                    Address for Notices:

                                    Affiliated Managers Group, Inc.
                                    600 Hale Street
                                    Pride's Crossing, MA  01965
                                    Attention:  Chief Financial Officer
                                    Telecopy: 617-747-3380


                                    First Union National Bank, as Purchase
                                    Contract Agent, Collateral Agent,
                                    Custodial Agent, Securities Intermediary and as attorney-in-fact of the Holders from time to time of the Income PRIDES and Growth PRIDES


                                    By:  /s/ David Massa
                                        -----------------------------------
                                         Name:  David Massa
                                         Title:   Vice President

                                    Address for Notices:

                                    First Union National Bank
                                    12 East 49th Street
                                    37th Floor
                                    New York, New York  10017
                                    Attention:  Corporate Trust -- NY 4040

                                                                       EXHIBIT A


         INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT


First Union National Bank
12 East 49th Street
37th Floor
New York, New York  10017
Attention:  Corporate Trust -- NY 4040

            Re:   FELINE PRIDES of Affiliated Managers Group, Inc. (the
                  "Company")

      We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of December 21, 2001 (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Income PRIDES] [Growth PRIDES] from time to time, that the holder of the Securities listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount at maturity of Treasury Securities] [$_______Stated Amount of Senior Notes or Portfolio Interests in exchange for an equal Value of [Pledged Senior Notes or Portfolio
 Interests, as the case may be] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Senior Notes or Portfolio Interests] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Senior Notes or Portfolio Interests], to release the [Senior Notes or Portfolio Interests] [Treasury Securities] related to such [Income PRIDES] [Growth PRIDES] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
      ---------------------------   -------------------------------

                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:
                                         Signature Guarantee:


                                         ----------------------------------

Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Senior Notes or Portfolio Interests] for the [Pledged Senior Notes or Portfolio Interests] [Pledged Treasury Securities]:


   ----------------------------     ------------------------------------------
              Name                  Social Security or other Taxpayer
                                    Identification Number, if any


   ----------------------------
           Address


   ----------------------------

   ----------------------------

                                                                       EXHIBIT B


                    INSTRUCTION TO PURCHASE CONTRACT AGENT


First Union National Bank
12 East 49th Street
37th Floor
New York, New York  10017
Attention:  Corporate Trust -- NY 4040


            Re:   FELINE PRIDES of Affiliated Managers Group, Inc. (the
                  "Company")

      The undersigned Holder hereby notifies you that it has delivered to First Union National Bank, as Collateral Agent, [$_______ aggregate principal amount at maturity of Treasury Securities] [$ aggregate Stated Amount of Senior Notes in exchange for an equal Value of [Pledged Senior Notes or Portfolio Interests] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with
Section 4.1 of the Pledge Agreement, dated December 21, 2001 (the "Pledge Agreement"), between you, as Purchase Contract Agent and Collateral Agent, and the Company. The undersigned Holder hereby instructs you as Purchase Contract Agent to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Senior Notes or Portfolio Interests] [Pledged Treasury Securities] related to such [Income PRIDES] [Growth PRIDES]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
       ----------------------    -----------------------------------
                                    Signature Guarantee:
                                                          ----------------------


Please print name and address of Registered Holder:


    ---------------------------     --------------------------------------------
              Name                  Social Security or other Taxpayer
                                    Identification Number, if any


    ---------------------------
           Address


    ---------------------------

    ---------------------------

                                                                       EXHIBIT C


             INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING


First Union National Bank
12 East 49th Street
37th Floor
New York, New York  10017
Attention:  Corporate Trust -- NY 4040

            Re:   Senior Notes of Affiliated Managers Group, Inc. (the
                  "Company")

      The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of December 21, 2001 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and yourselves, as Purchase Contract Agent and as attorney-in-fact for the Holders of Income PRIDES and Growth PRIDES from time to time, that the undersigned elects to deliver $__________ aggregate Stated Amount of Senior Notes for delivery to the Remarketing Agent on the Business Day immediately preceding the [Initial Remarketing Date] [Secondary Remarketing Date] for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Senior Notes tendered hereby.

      The undersigned hereby instructs you, upon receipt of the Proceeds of such remarketing from the Remarketing Agent to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions." The undersigned hereby instructs you, in the event of Failed [Initial] [Secondary] Remarketing, upon receipt of the Senior Notes tendered herewith from the Remarketing Agent, to be delivered to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

      With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Senior Notes tendered hereby and that the undersigned is the record owner of any Senior Notes tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Senior Notes tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
      ----------------------------


                                          ------------------------------------

                                          By:
                                              --------------------------------
                                          Name:
                                          Title:
                                          Signature Guarantee:
                                                               ---------------

Please print name and address:


------------------------------      ------------------------------------------
              Name                  Social Security or other Taxpayer
                                    Identification Number, if any


------------------------------
           Address


------------------------------

------------------------------

A.    PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)
         ----------------------------
            (Please Print)

Address
         ----------------------------
            (Please Print)


-----------------------------------------


-----------------------------------------
              (Zip Code)


----------------------------------------------
(Tax Identification or Social Security Number)


B.    DELIVERY INSTRUCTIONS

In the event of a failed Remarketing, Senior Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)
         --------------------------------
            (Please Print)

Address
         --------------------------------
            (Please Print)


-----------------------------------------


-----------------------------------------
              (Zip Code)


----------------------------------------------
(Tax Identification or Social Security Number)

In the event of a failed Remarketing, Senior Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.


                ----------------------
                  DTC Account Number


      Name of Account Party:
                            ---------------------------

                                                                       EXHIBIT D

                   INSTRUCTION TO CUSTODIAL AGENT REGARDING
                           WITHDRAWAL FROM REMARKETING


First Union National Bank
12 East 49th Street
37th Floor
New York, New York  10017
Attention:  Corporate Trust -- NY 4040

            Re:   Senior Notes of Affiliated Managers Group, Inc. (the
                  "Company")

      The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of December 21, 2001 (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and yourselves, as Purchase Contract Agent and as attorney-in-fact for the Holders of Income PRIDES and Growth PRIDES from time to time, that the undersigned elects to withdraw the $_____ aggregate principal amount of Senior Notes delivered to the Custodial Agent on ___________, for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned hereby instructs you to return such Senior Notes to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
      ----------------------      ------------------------------------

                                       By:
                                          ----------------------------------
                                      Name:
                                            --------------------------------
                                     Title:
                                            --------------------------------
                                    Signature Guarantee:
                                                        ----------------------

Please print name and address:


---------------------------   -------------------------------------------
           (Name)             Social Security or other Taxpayer


                              -------------------------------------------
                              Identification Number, if any

---------------------------------
              Address


---------------------------------


---------------------------------

A.    DELIVERY INSTRUCTIONS

In the event of a failed Remarketing, Senior Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)
         ---------------------------
            (Please Print)

Address
         ----------------------------
            (Please Print)


--------------------------------------


--------------------------------------
              (Zip Code)


----------------------------------------------
(Tax Identification or Social Security Number)


In the event of a failed Remarketing, Senior Notes which are in book-entry form should be credited to the account at The Depositary Trust Company set forth below.


               ------------------------
                  DTC Account Number


      Name of Account Party:
                              -------------------------